UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2003

Date of Report (Date of earliest event reported)

NET PERCEPTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25781	41-1844584

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7700 France Avenue South, Edina, Minnesota, 55435

(Address of Principal Executive Offices, Including Zip Code)

(952) 842-5000

(Registrant's Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure.

On September 12, 2003, Net Perceptions, Inc. issued a press release announcing, amongst other things, that it has entered into lease termination agreements for its office facilities located in Edina, Minnesota, Roseland, New Jersey and Austin, Texas. A copy of the press release is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release issued by Net Perceptions, Inc. dated September 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET PERCEPTIONS, INC.

Date:	September 12, 2003	By:	/s/ Thomas M. Donnelly

Thomas M. Donnelly
President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release issued by Net Perceptions Inc. dated September 12, 2003.